Exhibit 32.2

CERTIFICATION PURSUANT TO TITLE 18, UNITED STATES CODE, SECTION 1350

As Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

In connection with the Amendment No. 1 to the Quarterly Report of Geospatial Holdings, Inc. (the “Company”) on Form 10-Q/A for the period ending June 30, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, Thomas R. Oxenreiter, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 9, 2009	By:	/s/ Thomas R. Oxenreiter
	Name:	Thomas R. Oxenreiter
	Title:	Chief Financial Officer